EXHIBIT 3.1

                SECOND RESTATED CERTIFICATE OF INCORPORATION OF
                           CTI INDUSTRIES CORPORATION


         CTI Industries Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is CTI Industries Corporation. The date of the filing of its original Certificate of Incorporation of the Corporation with the Secretary of State, under the name Container Merger Company, Inc., was October 14, 1983.

         2. This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation, as amended, in its entirety and has been adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended, to read as herein set forth in full:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is:

                           CTI INDUSTRIES CORPORATION

         SECOND: The address, including the street, number, city and county of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:

         A. This Corporation is authorized to issue three classes of capital stock to be designated respectively Common Stock ("Common Stock"), Class B Common Stock ("Class B Common Stock") and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is Fourteen Million One Hundred Thousand (14,100,000). The total number of shares of Common Stock this Corporation shall have authority to issue is Eleven Million
(11,000,000). The total number of shares of Class B Common Stock this Corporation shall have authority to issue is One Million One Hundred Thousand (1,100,000). The total number of shares of Preferred Stock the Company shall have the authority to issue is Two Million (2,000,000). The Common Stock shall have a par value of $.065 per share, the Class B Common Stock shall have a par value of $.91 per share and the Preferred Stock shall have a par value of $.91 per share. Upon the conversion of the Preferred Stock to shares of Class B Common Stock as provided in Section 6.02 of Paragraph D of this Article Fourth, any additional shares of Preferred Stock may be issued from time to time with such designations, preferences, conversion rights, cumulative, relative, participating, option or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Boardof Directors pursuant to the authority in this paragraph given.




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         B. Upon the  effective  date of this  Second  Restated  Certificate  of
Incorporation (i) a reverse stock split of the Company's Preferred Stock shall automatically take place whereby current holders of Preferred Stock will receive 1 share of Preferred Stock for every 2.6 shares of Preferred Stock then held and
(ii) a reverse stock split of the Company's Common Stock shall automatically take place whereby current holders of Common Stock will receive 1 share of Common Stock for every 2.6 shares of Common Stock then held. The reverse stock splits provided for above will take effect automatically and immediately without the need for replacement certificates to be issued by the Company. The Company shall, however, issue replacement certificates as soon as practicable.

         C. The powers, preferences, rights, restrictions, and other matters relating to the Common Stock and Class B Common Stock are as follows:

                  1. Dividends. The holders of the Common Stock and Class B Common Stock shall participate equally and pro rata in dividends, if any, declared by the Company on a per share basis.

                  2. Liquidation. In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation, the holders of Common Stock and Class B Common Stock shall participate equally, on a per share basis, in the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings.

                  3.       Voting Rights.

                  3.01 General Voting Rights. Except in circumstances in which the holders of Common Stock and Class B Common Stock, respectively, shall be required to vote separately as a class, with respect to all matters upon which the Corporation's stockholders shall vote or be entitled to vote, the holders of all Common Stock and Class B Common Stock shall vote together as a single class with each holder being entitled to one vote per share on all such matters.

                  3.02 Election of Directors. For so long as there shall be issued and outstanding more than 500,000 shares of Class B Common Stock.

                           (a) By-Laws; Number of Directors. Notwithstanding the provisions of Article Seventh hereof, the by-laws of the Corporation shall provide for the election of seven directors and such provision may not be amended, modified, altered or repealed except by the approval of the holders of two-thirds of the outstanding shares of Class B Common Stock voting separately as a class, provided, however, that the number of directors shall in no event be reduced below seven without the additional approval of the holders of two-thirds of the outstanding shares of Common Stock voting separately as a class.



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                           (b)      Election of Directors.

                                    (i)     Four of the seven  directors  of the
                                            Corporation  shall be elected by the
                                            holders   of  a   majority   of  the
                                            outstanding shares of Class B Common
                                            Stock voting separately as a class;

                                    (ii)    The remaining  three directors shall
                                            be  elected  by  the  holders  of  a
                                            majority of the  outstanding  shares
                                            of  Common  Stock and Class B Common
                                            Stock  voting  together  as a single
                                            class.

                  3.03 Amendments to Class B Common Stock. After the initial issuance of Class B Common Stock upon the conversion of the Preferred Stock, the Corporation shall not (i) issue additional shares of Class B Common Stock (except for additional issuances upon stock dividends, stock splits, or recapitalizations with respect to outstanding shares of Class B Common Stock) or (ii) amend the terms of the Class B Common Stock in any manner that would adversely affect the rights of the holders of Common Stock except with the approval of the holders of two-thirds of the outstanding shares of Common Stock.

                  3.04 Quorum. At any meeting of the stockholders of the Corporation, the presence in person or by proxy of a majority in number of the issued and outstanding shares of Common Stock and Class B Common Stock, as a single class, shall be sufficient to constitute a quorum.

                  3.05 Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders of the Corporation, may be taken without a meeting, if prior to such action a written consent thereto is signed by the holders of shares of Common Stock and/or Class B Common Stock necessary to approve such action if such action was taken at a meeting of stockholders.

                  4.       Transfer.

                  4.01 No person holding shares of Class B Common Stock of record (hereinafter called "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except to a Permitted Transferee. A Permitted Transferee shall mean:

                           (a) Stephen M. Merrick, John H. Schwan, Howard W. Schwan, Frances Ann Rohlen, and Philip W. Colburn, their respective spouses, issue, and the spouses of such issue (collectively referred to as "Family Members");


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                           (b) The  trustee  or  trustees  of a trust or  trusts
         (including a voting trust) for the primary benefit of any one or more Family Members (collectively referred to as "Family Trusts");

                           (c) A corporation or partnership controlled (as defined below) by one or more Family Members or Family Trusts (collectively referred to as "Family Entities"); and

                           (d)      The estate of such Class B Holder.

                  4.02 Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock as the pledgee may elect.

                  4.03 The following events shall result in the conversion of the applicable shares of Class B Common Stock into shares of Common Stock:

                           (a) a Class B Holder shall transfer or attempt to transfer Class B Common Stock to a person or entity not a Permitted Transferee;

                           (b) a Class B Holder shall transfer or attempt to transfer to any person or entity not a Permitted Transferee, including, without limitation, a pledgee, the right to vote any Class B Common Stock, whether by agreement, voting trust or otherwise;

                           (c) a Family Trust holding Class B Common Stock shall cease to be a trust for the primary benefit of any one or more Family Members;

                           (d) a Family Entity holding Class B Common Stock shall cease to be controlled by one or more Family Members or Family Trusts. For purposes of this Section 4, "controlled" means: (i) in the case of a corporation, the ownership, beneficially and of record, of shares of capital stock representing a majority of the equity ownership of, and economic interest in, such corporation, as well as a majority of all votes entitled to vote for the election of directors; and (ii) in the case of a partnership, the ownership, beneficially and of record, of partnership interests representing a majority of the equity as a majority of the partnership interests entitled to participate in the management of the partnership.

                  If any of the foregoing events shall occur, all shares of Class B Common Stock subject to such transfer or attempted transfer or then held by such Family Trust or Family Entity, whichever applicable, shall, without further act on anyone's part, be converted into shares of

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Common  Stock  effective  upon  the  date  of  such  event  occurs,   and  stock
certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock. The Corporation may, in connection with preparing a list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the resignation of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits, documents or other proof as it deems necessary to establish that any person is a Permitted
Transferee  or  to  ascertain  that  none  of  the  events   described  in  this
subparagraph 4.03 occurred.

                  4.04 Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purposes, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or any entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Common Stock the existence of the restrictions on transfer imposed by this Section 4.

                  5.       Conversion.

                  5.01     Conversion Rights and Procedure.

                           (a) Right of Conversion. Each holder of shares of Class B Common Stock shall be entitled to exercise all or a portion of the conversion rights provided herein at any time or from time to time.

                           (b) Rate of Conversion. Upon exercise of the right of conversion hereunder with respect to shares of Class B Common Stock, the holder thereof shall be entitled to receive that number of shares of Common Stock ("Conversion Shares") equal to the number of shares of Class B Common Stock tendered subject to adjustment as provided in
         Section 4.02.

                           (c) Method of Conversion. A holder of shares of Class B Common Stock shall exercise such holder's conversion rights hereunder by (i) delivering or mailing to the Corporation, by certified or registered mail, return receipt requested, a written notice stating such holder's intention to exercise such rights and specifying the number of shares of Class B Common Stock as to which the conversion right is exercised and (ii) accompanying such notice with a certificate or certificates representing such shares duly endorsed in blank or accompanied with a stock power duly endorsed in blank. The right of exercise shall be deemed to have been exercised on the date that such notice shall be delivered to the Corporation or mailed in accordance with this section ("Exercise Time"). Each share of Class B Common Stock shall be canceled after it has been converted as provided herein.

                           (d) Delivery of Certificates. Certificates for Conversion Shares shall be delivered to the holder named therein within 15 days after the Exercise Time. Unless all of the Class B Common Stock evidenced by the certificate delivered to the Corporation shall

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         have been converted,  the  Corporation  shall within such 15 day period prepare a new certificate, substantially identical to that surrendered, representing the balance of the shares of Class B Common Stock formerly represented by the certificate which shall not have been converted and shall within the said 15 day period deliver such certificate to the person designated as the holder thereof.

                           (e)      The Corporation covenants and agrees that:

                                    (i)     At all times during which any shares
                                            of Class B Common  Stock are  issued
                                            and  outstanding,   the  Corporation
                                            shall   reserve   and   maintain   a
                                            sufficient  number of authorized and
                                            unissued   shares  of  Common  Stock
                                            sufficient to issue shares of Common
                                            Stock upon  conversion of all of the
                                            then issued and outstanding  Class B
                                            Common Stock,  including  additional
                                            shares which may become  issuable by
                                            reason of an adjustment  pursuant to
                                            Section 5.02 hereof. The Corporation
                                            shall not issue any shares of Common
                                            Stock   if,   after   the   issuance
                                            thereof,  the  number of  authorized
                                            and unissued  shares of Common Stock
                                            would then be  insufficient to issue
                                            shares of Common Stock to holders of
                                            the  then  issued  and   outstanding
                                            Class B Common  Stock if all of such
                                            holders   were  to  exercise   their
                                            rights of conversion hereunder;

                                    (ii)    The Conversion  Shares issuable upon
                                            any  conversion  of  any  shares  of
                                            Class B Common Stock shall be deemed
                                            to have been  issued  to the  person
                                            exercising such conversion privilege
                                            at the Exercise Time, and the person
                                            exercising such conversion privilege
                                            shall be deemed for all  purposes to
                                            have  become  the  record  holder of
                                            such  Common  Stock  shares  at  the
                                            Exercise Time.

                                    (iii)   All  Conversion  Shares which may be
                                            issued  upon any  conversion  of any
                                            shares of Class B Common Stock will,
                                            upon  issuance,  be  fully  paid and
                                            non-assessable  and  free  from  all
                                            taxes,   liens  and   charges   with
                                            respect to the issue thereof.

                           (f) Notwithstanding the above, the shares of Class B Common Stock then outstanding shall be automatically converted into shares of Common Stock upon the conversion terms then in effect on July 23, 2002.



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                  5.02     Adjustment Provisions.

                           (a) Subdivision or Combination of Stock. In case at any time the Company shall in any manner subdivide its outstanding shares of Common Stock into a greater number of shares or combine such shares of Common Stock into a smaller number of shares, then the number of shares of Common Stock into which a share of Class B Common Stock may be converted shall be adjusted to reflect such subdivision or combination of shares of Common Stock.

                           (b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holders of Class B Common Stock shall thereafter have the right to purchase and receive such shares of stock, securities, or assets as may be issued or payable with respect to or exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the conversion of Class B Common Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of the Class B Common Stock to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby.

         In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of common stock of the surviving corporation greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of the Company, then the number of shares of Common Stock subject to issuance upon conversion of a share of Class B Common Stock shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company shall not effect any such consolidation, merger, or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger of the corporation into or for the securities of which the previously outstanding stock of the Company shall be exchanged in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume, by written instrument executed and mailed or delivered to the holder hereof at the last address of such holder appearing on the books of the company, the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. The provisions of this Section 5.02(b) governing the substitution of another corporation for the Company shall similarly apply to successive instances in which

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         the  corporation  then deemed to be the Company  hereunder shall either sell all or substantially all of its properties and assets to any other
         corporation,   shall   consolidate   with  or  merge   into  any  other
         corporation, or shall be the surviving corporation of the merger into it of any other corporation as a result of which the holders of any of its stock or other securities shall be deemed to have become the holders of, or shall become entitled to, the stock or other securities of any corporation other than the corporation at the time deemed to be the Company hereunder.

                           (c) Notice of Adjustment. The Company shall give to the holder of the Class B Common Stock prompt written notice of every adjustment of the Conversion terms by first class mail, postage prepaid, addressed to the address of such holder as shown on the books of the Company, which notice shall state the adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation was based.

         D. The powers, preferences, rights, restrictions, and other matters relating to the Preferred Stock are as follows:

                  1.       Dividends

                  1.01 Preferred Stock Dividends. The holders of shares of Preferred Stock shall be entitled to receive dividends at the rate of 13% per annum of the par value, payable out of funds legally available therefore. Such dividends shall be payable only when, as, and if declared by the Board of Directors. Such dividends shall accrue from day to day whether or not earned or declared. If declared, all dividends which shall have accrued shall be payable on the first day of March, June, September and December for so long as any shares of the Preferred Stock shall remain outstanding. If at any time the Corporation shall pay less than the total amount of dividends due on outstanding Preferred Stock at the time of the payment, such payment shall be distributed among the holders of the Preferred Stock so that an equal amount shall be paid with respect to each outstanding share of Preferred Stock.

                  1.02 Dividends Cumulative. Dividends on each share of the Preferred Stock shall be cumulative from the date of issuance of such share, whether or not at the time such dividend shall accrue or become due or at any other time there shall be profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall accrue on each share of Preferred Stock from and including the date of issuance of such share to and including the date upon which the holder of such share shall have converted such share to Common stock in accordance with Section 4 hereof or such share shall have been purchased and redeemed by the Corporation.

                  1.03 Restriction on Common Stock Dividends. So long as any shares of Preferred Stock are outstanding, no dividends whatsoever shall be declared or paid upon, nor shall any distribution be made upon or with respect to, any shares of Common Stock.

                  2.       Liquidation.

                  2.01 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation, the holders of Preferred Stock shall be entitled to be paid out of the assets of the Corporation

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available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash per share equal to the Liquidating Value. No distribution shall be made on any Common Stock of the Corporation by reason of
any  voluntary  or  involuntary   liquidation  (whether  complete  or  partial),
dissolution or winding up of the Corporation unless each holder shall have received the full amount of the Liquidating Value with respect to all shares of Preferred Stock held by such holder. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this
Section 2.01.

                  2.02 Liquidating Value. The Liquidating Value with respect to each share of Preferred Stock outstanding shall be the sum of (i) the par value and (ii) all unpaid dividends accrued thereon to the date of final distribution.

                  2.03 Allocation of Liquidation Payments. If upon any dissolution, liquidation (whether complete or partial), or winding up of the Corporation, the assets of the Corporation available for distribution to the stockholders shall be insufficient to pay to the holders of outstanding Preferred Stock the full amount to which they shall be entitled pursuant to
Section 2.01 hereof, each holder of Preferred Stock shall be entitled to receive an amount equal to the product derived by multiplying the total amount available for distribution by a fraction the numerator of which shall be the number of shares of Preferred Stock held by such person and the denominator of which the total number of shares of Preferred Stock then outstanding.

                  3.       Voting Rights.

                  3.01 General Voting Rights. Except in circumstances in which the holders of Preferred Stock and Common Stock respectively shall be required to vote separately as a class, with respect to all matters upon which the Corporation's stockholders shall vote or be entitled to vote, the holders of all Preferred Stock and Common Stock shall vote together as a single class with each holder being entitled to one vote per share on all such matters.

                  3.02 Election of Directors. For so long as there shall be issued and outstanding more than 250,000 shares of Preferred Stock:

                           (a) By-Laws; Number of Directors. Notwithstanding the provisions of Article Seventh hereof, the by-laws of the Corporation shall provide for the election of five directors and may not be amended, modified, altered or repealed except by the approval of the holders of two-thirds of the outstanding shares of Preferred Stock voting separately as a class.

                           (b)      Election of Directors.

                                    (i)     Four of the  five  directors  of the
                                            Corporation  shall be elected by the
                                            holders   of  a   majority   of  the
                                            outstanding   shares  of   Preferred
                                            Stock voting separately as a class;

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                                    (ii)    One director shall be elected by the
                                            holders   of  a   majority   of  the
                                            outstanding  shares of Common  Stock
                                            and Preferred  Stock voting together
                                            as a single class.

         If at any time after December 31, 1996, there shall be outstanding less than 250,000 shares of Preferred Stock, the foregoing provisions shall thereafter no longer be in effect and all directors of the Corporation thereafter shall be elected by the holders of the outstanding Common Stock and Preferred Stock voting together as a single class.

                  3.03 Voting in Certain Circumstances. The following actions shall require the approval of the holders of two-thirds of the outstanding shares of Common Stock and Preferred Stock voting together as a single class, by written consent, or in person or by proxy at a special meeting of stockholders called for such purpose:

                           (i)      Any   amendment   of  the   Certificate   of
                                    Incorporation of the Corporation;

                           (ii)     Any   merger   or   consolidation   of   the
                                    Corporation   or  any   subsidiary   of  the
                                    Corporation with any other corporation;

                           (iii)    Authorization of or the taking of any action
                                    to  dissolve,   liquidate  or  wind  up  the
                                    business of the Corporation; or

                           (iv) The sale, lease transfer or other disposition of all or any substantial part of the corporation's assets in any one or a series of related transactions.

                  3.04 Quorum. At any meeting of the stockholders of the Corporation, the presence in person or by proxy of a majority in number of the issued and outstanding shares of Common Stock and Preferred Stock, as a single class, shall be sufficient to constitute a quorum.

                  4.       Conversion Rights.

                  4.01     Conversion Rights and Procedure.

                           (a) Right of Conversion. Each holder of shares of Preferred Stock shall be entitled to exercise all or a portion of the conversion rights provided herein at any time or from time to time.

                           (b) Rate of Conversion. Upon exercise of the right of conversion hereunder with respect to shares of Preferred Stock, the holder thereof shall be entitled to receive that number of shares of Common Stock determined by dividing the Conversion Value per share of a share of Preferred Stock multiplied by the number of shares of Preferred Stock converted and divided by the Conversion Price of the Common Stock. The "Conversion Value" per share of each share of Preferred Stock shall be the sum of the par value of such share and all accrued and unpaid dividends thereon as of the date of conversion. Subject to adjustment as provided in Section 4.02, the "Conversion Price" per share of Common Stock shall be Thirty-five Cents ($.35) per share. The shares of Common Stock to be issued upon conversion of shares of
         Preferred Stock as provided herein are referred to herein as "Conversion Shares."

                           (c)  Method  of  Conversion.  A holder  of  shares of
         Preferred Stock shall exercise such holder's conversion rights hereunder by (i) delivering or mailing to the Corporation, by certified or registered mail, return receipt requested, a written notice stating such holder's intention to exercise such rights and specifying the number of shares of Preferred Stock as to which the conversion right is exercised and (ii) accompanying such notice with a certificate or certificates representing such shares duly endorsed in blank or accompanied with a stock power duly endorsed in blank. The right of exercise shall be deemed to have been exercised on the date that such notice shall be delivered to the Corporation or mailed in accordance with this section ("Exercise Time").

                           (d) Delivery of Certificates. Certificates for Conversion Shares shall be delivered to the holder named therein within 15 days after the Exercise Time. Unless all of the Preferred Stock evidenced by the certificate delivered to the Corporation shall have been converted or redeemed, the Corporation shall within such 15 day period prepare a new certificate, substantially identical to that surrendered, representing the balance of the shares of Preferred Stock formerly represented by the certificate which shall not have been converted or redeemed and shall within the said 15 day period deliver such certificate to the person designated as the holder thereof.

                           (e)      The Corporation covenants and agrees that:

                                    (i)     At all times during which any shares
                                            of  Preferred  Stock are  issued and
                                            outstanding,  the Corporation  shall
                                            reserve  and  maintain a  sufficient
                                            number of  authorized  and  unissued
                                            shares of Common Stock sufficient to
                                            issue  shares of Common  Stock  upon
                                            conversion of all of the then issued
                                            and  outstanding   Preferred  Stock,
                                            including  additional  shares  which
                                            may become  issuable by reason of an
                                            adjustment  in the  conversion  rate
                                            pursuant to Section 4.02 hereof. The
                                            Corporation   shall  not  issue  any
                                            shares of Common Stock if, after the
                                            issuance  thereof,   the  number  of
                                            authorized  and  unissued  shares of
                                            Common    Stock    would   then   be
                                            insufficient   to  issue  shares  of
                                            Common  Stock to holders of the then
                                            issued  and  outstanding   Preferred
                                            Stock if all of such holders were to
                                            exercise  their rights of conversion
                                            hereunder;

                                    (ii)    The Conversion  Shares issuable upon
                                            any  conversion  of  any  shares  of
                                            Preferred  Stock  shall be deemed to
                                            have  been   issued  to  the  person
                                            exercising such conversion privilege
                                            at the Exercise Time, and the person
                                            exercising such conversion privilege
                                            shall be deemed for all purposes to
                                            have  become  the  record  holder of
                                            such  Common  Stock  shares  at  the
                                            Exercise Time.

                                    (iii)   All  Conversion  Shares which may be
                                            issued  upon any  conversion  of any
                                            shares of Preferred Stock will, upon
                                            issuance,    be   fully   paid   and
                                            non-assessable  and  free  from  all
                                            taxes,   liens  and   charges   with
                                            respect to the issue thereof.

                  4.02     Anti-dilution Provisions.

                           (a) Anti-dilution; Initial Conversion Price. In order to prevent dilution of the rights granted hereunder, the Conversion
         Price per share of Common Stock and the number of shares of Common Stock which a holder of Preferred Stock shall be entitled to receive upon exercise of the conversion rights herein shall be subject to adjustment from time to time in accordance with this Section 4.02. For purposes of this section the initial Conversion Price of each share of Common Stock shall be Thirty-five Cents ($.35). The Conversion Price per share of Common Stock shall be the initial Conversion Price, as adjusted from time to time pursuant to the provisions of this Section 4.02.

                           (b) Adjustment of Conversion Price; Resulting Adjustment of Number of Shares of Common Stock Upon Conversion. The initial Conversion Price per share of Common Stock shall be subject to adjustment from time to time as hereinafter provided (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Conversion Price"). Upon each adjustment of the Conversion Price, the holder of shares of Preferred Stock shall be entitled to receive upon exercise of the conversion rights provided herein, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the number of shares of Preferred Stock converted by the Conversion Value per share of Preferred Stock and dividing the product thereof by the Conversion Price resulting from such adjustment.

                           (c) Adjustment of Conversion Price Upon Issuance of Common Stock. If and whenever after the date hereof the Corporation shall issue or sell any shares of its common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (except if such issue or sale shall be made pursuant to the exercise of Executive options, as defined below), then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price, calculated to the nearest cent, determined by dividing (a) the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (ii) the consideration, if any, received by the Company upon such issue or sale, by (b) the total number of shares of Common Stock outstanding immediately after such issue or sale. No adjustment of the Conversion Price, however, shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with all adjustment so carried forward shall amount to $0.01 per share or more. The provisions of this subparagraph (c) shall not apply with respect to Executive Options. "Executive Options" shall mean and include options to purchase Common Stock of the Corporation which may be granted from time to time by act of the

         Board of Directors of the Corporation to executives or employees of the Corporation not exceeding, in the aggregate 500,000 shares.

         For the purposes of this paragraph (c), the following  paragraphs  4.02
(d) to 4.02(m), inclusive, subject to the exception set forth above, shall also be applicable:

                           (d)  Issuance  of Rights or  Options.  In case at any
         time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock, (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined as provided in the following sentence) shall be less than the Conversion Price in effect immediately prior to the time of granting such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the granting of such Options and thereafter shall be deemed to be outstanding. The price per share for which Common Stock is issuable, as referred to in the preceding sentence, shall be determined by dividing (a) the sum of (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (iii) in the case of all such Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of all such Convertible Securities [to the extent not counted under the immediately preceding clause (ii)] and upon the conversion or exchange of all such Convertible Securities into Common Stock, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities. The consideration received or receivable by the Company shall in each case be determined in accordance with paragraph 4.02(h) below. Except as otherwise provided in paragraph 4.02(f) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (e) Issuance of Convertible  Securities.  In case the
         Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined as provided in the following sentence) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such convertible securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in paragraph 4.02(f) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and
         (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price have been or are to be made pursuant to other provisions of this paragraph 4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale. The price per share for which Common Stock is issuable, as referred to in the preceding sentence, shall be determined by dividing (i) the sum of (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (B) the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities into Common Stock, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities. The consideration received or receivable by the Company shall in each case be determined in accordance with paragraph 4.02(h) below.

                           (f) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph 4.02 (d)
         above and still outstanding, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph 4.02(d) or 4.02(e) above and still outstanding, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provide for such changed purchase price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold. On the expiration of any Option referred to in paragraph 4.02(d) above prior to the exercise thereof or the termination of right to convert or exchange any Convertible Securities referred to in paragraph 4.02(d) or 4.02(e) above prior to the exercise of such right, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding for the purposes of any calculation under paragraph 4.02(d) or 4.02(e) above.

                           (g) Determination of Consideration Upon Dividend or Other Distribution. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, any Common Stock, Options, or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (h) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any reasonable underwriting commissions or concessions paid or allowed by the Company (or deducted from amounts received by the Company) in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any reasonable underwriting commissions or concessions paid or allowed by the Company (or deducted from amounts received by the Company) in connection therewith. The amount of consideration deemed to be received by the Company pursuant to the foregoing provisions of this paragraph 4.02(h) upon any issuance and/or sale, pursuant to an established compensation plan of the Company, to directors, officers or employees of the Company or any subsidiary of the Company in connection with their employment of shares of Common Stock, Options or convertible Securities, shall be increased by the amount of any tax benefit realized by the Company as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the federal and/or state income or other tax liability of the Company shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Common Stock, Options or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving Corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably in good faith by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Options or convertible Securities, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale or all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for all outstanding stock or securities of the other corporation of the nature received in exchange for the Company's Common Stock computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities of the other corporation, and if such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such merger, consolidation or sale, for purposes of paragraph 4.02(l) below, shall be made after giving effect to such adjustment of the Conversion Price. In case any shares of Common Stock shall be issued (or issuable) pursuant to any Options for the purchase of the same, the consideration deemed to be received (or receivable) therefor shall be deemed to be the total amount, if any, received (or total minimum amount receivable) by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration paid (or minimum amount payable) to the Company upon the exercise of such Options. In case any shares of Common Stock shall be issued (or issuable) upon the conversion or exchange of any Convertible Securities, the consideration deemed to be the total amount received (or receivable) therefore shall be deemed to be the total amount received (or total minimum amount receivable) by the Company as consideration for the granting of any Options to subscribe to or purchase such Convertible Securities, plus the total amount of additional consideration paid (or minimum amount payable) to the Company as consideration for issue or sale of such Convertible Securities, plus the total amount of additional consideration, if any, paid (or minimum amount payable) to the Company upon the conversion or exchange thereof.

                           (i) Record Date. In case the Company shall take a record of the holders of its Common stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution.

                           (j) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 4.02.

                           (k) Subdivision or Combination of Stock. In case at any time the Company shall in any manner subdivide its outstanding shares of Common Stock into a greater number of shares or combine such shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately subsequent to such subdivision or combination shall be equal to the product of (a) the Conversion Price in effect immediately prior to such subdivision or combination multiplied by (b) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which is the number of shares of Common Stock outstanding immediately thereafter.

                           (l) Reorganization, Reclassification,  Consolidation,
         Merger or Sale. If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder thereof shall thereafter have the right to purchase and receive such shares of stock, securities, or assets as may be issued or payable with respect to or exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of the Preferred to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price and of the number of shares purchasable and receivable upon the Conversion of the Preferred) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value of the Common Stock reflected by terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger).

                           In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of common stock of the surviving corporation greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of the Company, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company shall not effect any such consolidation, merger, or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger of the corporation into or for the securities of which the previously outstanding stock of the Company shall be exchanged in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume, by written instrument executed and mailed or delivered to the holder hereof at the last address of such holder appearing on the books of the company, the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender, or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of the Common Stock of the Company, the Company shall not effect any consolidation, merger, or sale with the Person having made such offer or with any Affiliate of such Person unless, prior to the consummation of such consolidation, merger, or sale, the holder of the Preferred shall have been given a reasonable opportunity to then elect to receive either the stock, securities, or assets then issuable upon the Conversion of the Preferred. As used herein, the term "Person" shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, and a government or any department or agency thereof, and an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities by contract, or otherwise. The provisions of this Section 4.02(l) governing the substitution of another corporation for the Company shall similarly apply to successive instances in which the corporation then deemed to be the Company hereunder shall either sell all or
         substantially   all  of  its   properties   and  assets  to  any  other
         corporation, shall consolidate with or merge into any other corporation, or shall be the surviving corporation of the merger into it of any other corporation as a result of which the holders of any of its stock or other securities shall be deemed to have become the holders of, or shall become entitled to, the stock or other securities of any corporation other than the corporation at the time deemed to be the Company hereunder.

                           (m) Notice of Adjustment. The Company shall give to the holder of the Preferred Stock prompt written notice of every adjustment of the Conversion price by first class mail, postage prepaid, addressed to the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the conversion of the Preferred Stock, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation was based.

                  5.       Redemption.

                  5.01 Right to Redeem. From and after January 1, 2000, the Corporation shall have the right to redeem all or any part of the then outstanding shares of Preferred Stock at any time or from time to time expressed by resolution of its Board of Directors, in the manner prescribed in this
Section 5, provided that in (i) any single redemption, the Corporation shall redeem not less than 100,000 shares of Preferred Stock and (ii) the Corporation shall not be entitled to redeem shares of Preferred Stock unless at or prior to the Redemption Date the Corporation shall have paid to all holders of Preferred Stock all dividends on the Preferred Stock accrued to the last day of the calendar quarter immediately preceding the Redemption Date.

                  5.02 Redemption Notice. Before making any redemption of Preferred Stock hereunder, the Corporation shall mail by certified or registered mail, return receipt requested, to each record holder of any Preferred Stock at the address shown on the Corporation's records, a written notice ('Redemption Notice") stating: (i) the number of shares of Preferred Stock held by record by such holder which the Corporation proposes to redeem, (ii) the date (herein called the "Redemption Date") on which the Corporation proposes to pay the Redemption Price for the shares to be redeemed, (iii) the Redemption Price which is to be paid for each share repurchased; and (iv) the place at which the shares to be redeemed may be surrendered in exchange for the Redemption Price for such shares. Upon the mailing of a Redemption Notice, subject to the right of the holder to convert the shares to be redeemed to Common Stock as provided herein, the Corporation shall have the right, and shall become obligated, to redeem the Preferred Stock specified in such notice on the date specified in such notice as the Redemption Date. Each Redemption Notice shall be mailed at least 35 days before the Redemption Date, provided that if the Corporation fails to pay the Redemption Price on such date, the Redemption Date shall be the date on which the Corporation actually pays the Redemption Price.

                  5.03 Allocation of Redeemed Shares. With respect to any redemption, the Corporation shall designate, by resolution of its Board of Directors, the aggregate number of shares of Preferred Stock to be redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in any redemption shall be determined by multiplying the aggregate number of shares of Preferred Stock to be redeemed by a fraction, the numerator of which shall be the total number of shares of Preferred Stock held by such holder and the denominator of which shall be the total number of shares of Preferred Stock then outstanding.


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



                  5.04 Right of Holder to Convert. Notwithstanding the provision of this Section 5, a holder of shares of Preferred Stock shall have the right to convert the shares of Preferred Stock as to which a Redemption Notice shall have been give to such holder by converting such shares to Common Stock at any time prior to the Redemption Date in accordance with the provisions of Section 4 hereof. Any conversion of shares of Preferred Stock made by a holder after the date of a Redemption Notice and prior to the Redemption Date shall be deemed to be conversion of the shares to be redeemed pursuant to the Redemption Notice and, thereafter, (i) with respect to such shares, the Corporation shall not have the right or obligation to redeem such shares and (ii) the aggregate number of shares to be redeemed by the Corporation shall be reduced by the number of shares converted to Common Stock by such holder.

                  5.05     Redemption Price.

                           (a) For each share of Preferred Stock which shall be redeemed by the Corporation at any time, the Corporation shall be obligated to pay to the holder of such share an amount (herein called the "Redemption Price") equal to the par value of such share. The Corporation shall be obligated to pay on any Redemption Date both the Redemption Price for each share redeemed and all dividends which shall have accrued (computed on a daily basis) on each share redeemed to and including the Redemption Date and which shall not previously have been paid. Such payments which the Corporation shall be obligated to make on any redemption Date shall be deemed to become "due" for all purposes of this Section regardless of whether the Corporation shall be able or legally permitted to make such payments on the Redemption Date.

                           (b) Each holder of Preferred Stock shall be entitled to receive on or at any time after the Redemption Date the full Redemption Price, plus accrued dividends, for each share of Preferred Stock held by such holder which the Corporation shall be obligated to redeem on such Redemption Date upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by appropriate form of assignment duly endorsed in blank. After payment by the Corporation of the full Redemption price for any share of Preferred Stock redeemed, plus accrued dividends thereon, all rights of the holder of such share shall (whether or note the certificate representing such share shall have been surrendered for cancellation) cease and terminate with respect to such share.

                  6.       Required Conversion.

                  6.01 Public Offering. Notwithstanding anything contained herein to the contrary, upon the Closing by the Company of a public offering of its securities for gross proceeds equal to or greater than $5,000,000 all shares of Preferred Stock then outstanding shall, without further act on anyone's part, be converted into an aggregate of 1,098,901 shares of Class B Common Stock effective upon such Closing, and stock certificates formerly representing such shares of Preferred Stock shall thereafter be deemed to represent such number of shares of Class B Common Stock.

                  6.02 Effect of Conversion. Upon the conversion of all shares of Preferred Stock to shares of Class B Common Stock, any additional shares of Preferred Stock issued shall not be

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



subject to the foregoing provisions, but may be issued from time to time with such designations, preferences, conversion rights, cumulative, relative, participating, option or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority in this paragraph given.

         FIFTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, and also on this Corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

                           (a) The number of directors of the Corporation shall be as specified in the by-laws of the Corporation, but such number may from time to time be increased or decreased in such manner as shall be provided in the by-laws of the Corporation. The number of directors shall not be less than the minimum prescribed by law. The election of directors need not be by ballot. Directors need not be stockholders.

                           (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized and empowered to make, alter, amend and repeal by-laws, subject to the power of the stockholders to alter or repeal by-laws made by the board of directors.


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



                           (c) Any director or any officers elected or appointed by the stockholders or by the board of directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.

                           (d) In the absence of fraud, no contract or other transaction between the Corporation and any other corporation and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are peculiarly or otherwise interested in, or are directors or officers of, such other corporation; and in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be peculiarly or otherwise interested in, any contract or transaction of the Corporation, provided in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or the majority thereof; and any director of the Corporation, who is also a director or officer of any such other corporation, or who is also interested may be counted in determining the existence of quorum at any seating of the Board of Directors of the Corporation which shall authorize any such contract, act or transaction, may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

         EIGHTH:

                           (a) The Corporation shall have power to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by the reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of and in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter he reasonably believes to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (c) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) acts under
         Section 174 of the Delaware General Corporation law; or (4) any transaction from which the director derived an improper personal benefit.

                           (d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article Eighth. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                           (e) Any indemnification under paragraphs (a), (b) and
         (c) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a), (b) and (c). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2), if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           (f) The indemnification provided by this Article Eighth shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eighth.

                           (h) For the purpose of this Article Eighth, reference to "the Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation in the same capacity.

         NINTH: From time to time any of the provision of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate are granted subject to the provisions of this Article Ninth.

         IN  WITNESS  WHEREOF,   CTI  Industries   Corporation  has  caused  the
Certificate to be signed by Howard W. Schwan, being the President of the Corporation this 22nd day of July, 1997.


                                        By:  /s/ Howard W. Schwan
                                                 --------------------
                                                 Howard W. Schwan, President
ATTEST:

 /s/ Stephen M. Merrick
     -------------------
      Secretary

STATE OF ILLINOIS                   )
                                    )       ss
COUNT OF COOK                       )

         BE IT REMEMBERED, that personally appeared before me, the undersigned, a Notary Public authorized to take acknowledgment of deed by the laws of the place where the foregoing Restated Certificate of Incorporation was signed Howard W. Schwan, the President who signed the foregoing Restated Certificate of Incorporation, known to me personally to be such, and I having make known to him the contents of said Restated Certificate of Incorporation, he acknowledged that the same to be his act and deed, and that the facts therein stated are truly set forth.

         GIVEN UNDER my hand and seal this 22nd day of July, 1997.

                                               /s/ Cheryl J. Stevens
                                                  ------------------
                                                     Notary Public



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